Exhibit 10.1

LOAN EXTENSION AND MODIFICATION AGREEMENT

THIS LOAN EXTENSION AND MODIFICATION AGREEMENT (this "Modification") is made effective as of the 17th day of July, 2019 and between BBX CAPITAL CORPORATION, a Florida corporation ("BBX Capital"),  FOOD FOR THOUGHT RESTAURANT GROUP-FLORIDA, LLC, a Florida limited liability company, BBX CAPITAL FLORIDA LLC, a Florida limited liability company, WOODBRIDGE HOLDINGS CORPORATION, a Florida corporation, formerly known as WOODBRIDGE HOLDINGS, LLC, a Florida limited liability company ("Woodbridge") and BBX SWEET HOLDINGS, LLC, a Florida limited liability company (each a "Borrower" and collectively, "Borrowers"), and IBERIABANK, a Louisiana state-chartered bank, in its capacity as the "Administrative Agent" (as such term is defined in the "Original Loan Agreement" defined below) and as a Lender ("Iberiabank") and CITY NATIONAL BANK OF FLORIDA, a national banking association ("City National") (Iberiabank and City National shall each be referred to as a "Lender" and collectively, "Lenders").

W I T N E S S E T H:

WHEREAS, effective as of March 6, 2018, Lenders made a revolving line of credit loan to Borrowers in the aggregate principal amount of FIFTY MILLION AND 00/100 DOLLARS ($50,000,000.00) (the "Loan"); and

WHEREAS,  the Loan is evidenced by: (i) that certain Revolving Promissory Note dated March 6, 2018 in the amount of THIRTY-FIVE MILLION AND 00/100 DOLLARS ($35,000,000.00) made by Borrowers in favor of Iberiabank; and (ii) that certain Revolving Promissory Note dated March 6, 2018 in the amount of FIFTEEN MILLION AND 00/100 DOLLARS ($15,000,000.00) made by Borrowers in favor of City National (the foregoing Revolving Promissory Notes being hereinafter collectively referred to as the "Notes"); and

WHEREAS, the Notes are secured by: (i) that certain Pledge and Security Agreement dated as of March 6, 2018; and (ii) that certain Membership Interest Transfer Power made by BBX Capital for the ratable benefit of Lenders,  whereby BBX Capital pledged certain of its "Units" in WOODBRIDGE HOLDINGS, LLC, a Florida limited liability company as collateral for the Loans (collectively, the "Membership Pledge Documents"); and

WHEREAS, in connection with the Loans, Borrowers and Lenders entered into that certain Loan and Security Agreement dated as of March 6, 2018, as modified by that certain Letter Agreement dated June 26, 2018  (collectively, the "Original Loan Agreement"); and

WHEREAS, Borrowers desire to extend the "Initial Maturity Date" under the Original Loan Agreement and exercise an "Extension Option" under the Original Loan Agreement, and, in connection therewith, Borrowers desire to amend certain provisions of the Original Loan Agreement; and

WHEREAS,  each Lender desires that Borrowers extend the Initial Maturity Date under the Original Loan Agreement and exercise an Extension Option under the Original Loan Agreement and, in connection therewith, Lenders desire to amend certain provisions of the Original Loan Agreement; and

1

WHEREAS, in connection with the extension of the Initial Maturity Date, the amendment of certain provisions of the Original Loan Agreement and due to the conversion of Woodbridge, Lenders have required that BBX Capital amend and restate the Membership Pledge Documents in accordance with the terms and conditions of that certain Amended and Restated Pledge and Security Agreement dated of even date herewith (the "Amended Pledge Agreement"); and

WHEREAS, the Notes, the Membership Pledge Documents, the Original Loan Agreement, the Amended Pledge Agreement and all other documents executed by Borrowers (or any one of them) in connection with the Loan and this Modification shall be hereinafter collectively referred to as the "Loan Documents".

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby covenant and agree as follows:

1. Recitals. Each and all of the foregoing recitations are true and correct and are incorporated herein by reference and made a part hereof.

2. Capitalized Terms.  All initially capitalized terms used in this Modification unless otherwise specifically defined or specified herein shall have the respective meanings assigned to such terms in the Original Loan Agreement.

3. Exercise of the Initial Extension Option/Modification of Maturity Date.

(a) Lenders acknowledge and agree that, as of the date of this Modification, Borrowers have paid the "Extension Fee" under the Original Loan Agreement and have otherwise satisfactorily met the requirements to extend the Initial Maturity Date for the initial Extension Option.  As such, the "Initial Maturity Date" under the Original Loan Agreement is hereby extended for the initial Extension Option under the Original Loan Agreement.

(b) Notwithstanding anything to the contrary contained in the Original Loan Agreement, following the extension of the Initial Maturity Date for the initial Extension Option, all references in the Original Loan Agreement and the other Loan Documents to the "Maturity Date" shall hereafter mean June 30, 2021 (or such earlier date pursuant to the terms and conditions of the Original Loan Agreement).  As such, any and all further extensions of the Maturity Date under the Original Loan Agreement (as modified hereby) for an Extension Option,  shall be deemed to extend the then applicable Maturity Date to the June 30th next occurring.

4. Modifications to the Original Loan Agreement.  Effective as of the date of this Modification,  the Original Loan Agreement and the other Loan Documents (as the case may be) are hereby modified as follows:

(a) Definition of Security Agreement.  The definition of "Security Agreement" as set forth in Section 1.105 of the Original Loan Agreement and elsewhere in the Original Loan Agreement and the other Loan Documents is hereby deleted in its entirety and the following is hereby inserted in lieu thereof

"Security Agreement"

shall mean that certain Amended and Restated Pledge and

Security Agreement dated July 17,2019 made by Parent in favor of Administrative Agent for the benefit of itself and the Lenders, with respect to Parent's pledging of a security interest in and to the "Stock Interests" described in Section 5.

(b) References to Woodbridge Holdings, LLC, a Florida limited liability company and Woodbridge Holdings, LLC.  Any and all references to "Woodbridge Holdings, LLC, a Florida limited liability company" and "Woodbridge Holdings, LLC" as set forth in the Original Loan Agreement and the other Loan Documents shall be deemed to hereinafter refer to "Woodbridge Holdings Corporation, a Florida corporation" and "Woodbridge Holdings Corporation", respectively.

(c) Definition of Woodbridge Holdings.  The definition of "Woodbridge Holdings" as set forth in Section 1.120 of the Original Loan Agreement and elsewhere in the Original Loan Agreement and the other Loan Documents is hereby modified to refer to WOODBRIDGE HOLDINGS CORPORATION, a Florida corporation, formerly known as WOODBRIDGE HOLDINGS, LLC, a Florida limited liability company.

(d)  Definition of Woodbridge Holdings Operating Agreement.  The definition of "Woodbridge Holdings Operating Agreement" as set forth in Section 1.121 of the Original Loan Agreement is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:

"Woodbridge Holdings Bylaws"

shall mean those certain Bylaws of Woodbridge Holdings Corporation, a Florida corporation effective as of March 4, 2019.

As such, any and all references to the "Woodbridge Holdings Operating Agreement (or words to that effect) as set forth in the Original Loan Agreement and the other Loan Documents shall be deemed to hereinafter refer to Woodbridge Holdings Bylaws.

(e) Definition of Membership Interests.  The definition of "Membership Interests" as defined in Section 5.1 of the Original Loan Agreement is hereby deleted in its entirety and the defined term "Stock Interests"  is hereby inserted in lieu thereof and all references in the Original Loan Agreement and the other Loan Documents to "Membership Interests" shall be deemed to hereinafter refer to "Stock Interests".

(f) Definition of Membership Interests Certificates.  The definition of "Membership Interests Certificates" as defined in Section 5.1 of the Original Loan Agreement is hereby deleted in its entirety and the defined term "Stock Certificates"  is hereby inserted in lieu thereof and all references in the Original Loan Agreement and the other Loan Documents to "Membership Interests Certificates" shall be deemed to hereinafter refer to "Stock Certificates".  As such, Exhibit  D to the Original Loan Agreement is hereby deleted in its entirety and Schedule 1 attached hereto and made a part hereof shall hereby be deemed to be Exhibit D to the Original Loan Agreement

(g) Deletion of Fixed Charge Coverage Ratio Requirement.  Effective as of the date of this Modification, Section 8.14 of the Original Loan Agreement is hereby deleted in its entirety.  In furtherance of the foregoing, the references to the "Fixed Charge Coverage Ratio" as set forth in Section 1.48 and in Section 2 of Exhibit B (Form of Compliance Certificate) to the Original Loan Agreement are hereby deleted in their entirety.

(h) Definition of Unencumbered Liquid Assets. Effective as of the date of this Modification, "Unencumbered Liquid Assets" as set forth in Section 1.117 is hereby modified to 2 expressly exclude any liquidity held in the name of BLUEGREEN VACATIONS CORPORATION, a Florida corporation.

5. Ratification of Loans and Loan Documents.  Except as expressly modified and amended herein, Borrowers covenant and agree that all of the terms, covenants, promises, warranties, representations and conditions of the Original Loan Agreement (as modified by the Modification), the Notes, the Membership Pledge Agreement and the other Loan Documents shall remain in full force and effect.

6. Further Assurances. The parties hereto agree to do, execute, acknowledge and deliver to Lenders and cause to be done, executed, acknowledged and delivered all further acts, assignments, assurances and documents as shall be reasonably requested of them by Lenders in order to comply with this Modification and the Loan Documents and give effect thereto.

7. Expenses of Transaction.  Borrowers shall promptly pay all reasonable fees, costs, expenses and disbursements of Lenders and Lenders' counsel in connection with the preparation, execution, delivery and performance of this Modification and in connection therewith and in connection with all negotiations relating to this Modification.

8. No Oral Modification.  This Modification constitutes the entire agreement between Borrowers and Lenders with respect to the subject matter hereof, and all understandings (oral or written) and agreements heretofore had among the parties are merged in or contained in this Modification.  This Modification may not be amended except upon the written agreement of all of the parties hereto.

9. Governing Law. This Modification shall be governed in its enforcement, construction and interpretation by the laws of the State of Florida.

10. Binding Upon Successors and Assigns.  This Modification shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and assigns subject to the terms and conditions of the Loan Documents.

11. Headings.  The headings of the articles, sections and subsections of this Modification are for convenience and reference only and shall not be considered a part hereof nor shall they be deemed to limit or otherwise affect any of the terms or provisions hereof.

12. Counterparts.  This Modification may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one agreement.  It shall not be necessary for the same counterpart to be signed by all of the parties in order for this Modification to be fully binding upon any party signing at least one counterpart.

13. WAIVER OF JURY TRIAL.  BORROWERS, ADMINISTRATIVE AGENT AND LENDERS EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS MODIFICATION OR ANY OF THE OTHER LOAN DOCUMENTS OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS MODIFICATION OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER

IN CONTRACT, TORT, EQUITY OR OTHERWISE.  BORROWERS, ADMINISTRATIVE AGENT AND LENDERS EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY BORROWERS, ADMINISTRATIVE AGENT OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS MODIFICATION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURES APPEAR ON FOLLOWING PAGE]

Notary Page to Loan Modification Agreement by and between SEACOAST NATIONAL BANK, a national banking association ("Lender"), BC PARK LAKE LLC, a Florida limited liability company  ("Borrower"), as joined into by BROOME CAPITAL LLC, a Florida limited liability company, BREA 3-2 LLC, a Florida limited liability company, BCLP 3-2 PARK LAKE LLC, a Florida limited liability company, MICHAEL J. BEDNARSKI and PEGGY TSEUNG (collectively, "Guarantors") dated effective September 16, 2018

IN WITNESS WHEREOF, the parties have caused this Modification to be duly executed as of the day and year first above written:

BORROWER:	BORROWER:
BBX CAPITAL CORPORATION, a Florida corporation	FOOD FOR THOUGHT RESTAURANT GROUP-FLORIDA, LLC, a Florida limited liability company

By: Raymond S. Lopez, Executive Vice President and Chief Financial Officer	By: Raymond S. Lopez, Chief Financial Officer
BORROWER:	BORROWER:
BBX CAPITAL FLORIDA LLC, a Florida limited liability company	WOODBRIDGE HOLDINGS CORPORATION, a Florida corporation

By: Raymond S. Lopez, Chief Financial Officer	By: Raymond S. Lopez, Executive Vice President
BORROWER:	AS ADMINISTRATIVE AGENT AND A LENDER:
BBX SWEET HOLDINGS, LLC, a Florida limited liability company	IBERIABANK, a Louisiana state-chartered bank

By: Raymond S. Lopez, Chief Financial Officer	By: J. Scott McCleneghen Executive Vice President
LENDER:

CITY NATIONAL BANK OF FLORIDA, a national banking association By: Print Name: Title:

Schedule 1

EXHIBIT D

TO

LOAN AND SECURITY AGREEMENT

Form of Stock Certificate